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                                                                    EXHIBIT 99.1
                                                                    ------------
                                ONEMAIN.COM, INC.

                                 SPECIAL MEETING

                         TO BE HELD ON           , 2000

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned stockholder of OneMain.com, a Delaware corporation (the "Company"), acknowledge receipt of the Notice of Special Meeting of
Stockholders and Proxy Statement/Prospectus, dated           , 2000. The
undersigned stockholder hereby constitutes and appoints Stephen E. Smith and Kevin S. Lapidus, or either of them, acting singly in the absence of the other, with the power of substitution in either of them, the proxies of the undersigned to vote all shares of Common Stock of the Company held of record
by the undersigned at the close of business on           , 2000 and entitled
to vote at the Special Meeting of Stockholders of the Company to be held
on           , 2000 on the matters identified and as directed on the reverse side of this card, or, if not so directed, in accordance with the recommendations of the Board of Directors and upon such other matters as may properly come before the meeting or any adjournments thereof. The undersigned stockholder hereby revokes any proxy or proxies heretofore given and ratifies and confirms all that said proxies may do or cause to be done by virtue thereof with respect to the following matters:

                           (Continued on reverse side)


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                       SPECIAL MEETING OF STOCKHOLDERS OF

                                ONEMAIN.COM, INC.

                                          , 2000

TO VOTE BY MAIL
--------------------
Please date, sign and mail your proxy card in the envelope provided as soon as possible.

TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)
--------------------
Please call toll-free 1-800-PROXIES and follow the instructions. Have your control number and the proxy card available when you call.

TO VOTE BY INTERNET
--------------------
Please access the web page at "www.voteproxy.com" and follow the on-screen instructions. Have your control number available when you access the web page.

YOUR CONTROL NUMBER IS -------------->   /          /
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                 Please Detach and Mail in the Envelope Provided

A  /X/ Please mark your vote as in this example.

                                                    FOR      AGAINST    ABSTAIN

1. Approval of the merger and  the agreement        / /        / /        / /
   and plan of merger, dated as of June 7, 2000, by and among OneMain.com, Inc., EarthLink, Inc. and OM Combination, Inc. (a wholly owned subsidiary of EarthLink, Inc.) and related transactions.

The proxy when properly executed will be voted as directed. If the proxy is returned and no direction is indicated, the proxy will be voted FOR Proposal 1 and in the discretion of the proxies for any other matters properly presented at the meeting.

PLEASE SIGN, DATE AND MAIL THIS PROXY IMMEDIATELY IN THE ENCLOSED ENVELOPE. IF YOU HAVE VOTED BY TELEPHONE OR INTERNET, PLEASE DO NOT RETURN THIS PROXY.

Signature______________ Signature (if joint)________________ Date: _______, 2000

NOTE: Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as it appears hereon. When signing as joint tenants, all parties in joint tenancy must sign. When a proxy is given by a corporation, it should be signed by an authorized officer and the corporate seal affixed. No postage is required if returned in the enclosed envelope.